UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 11, 2003

Hughes Electronics Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-26035	52-1106564
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2250 East Imperial Highway El Segundo, California	90245
(Address of Principal Executive offices)	(Zip Code)

(310) 964-0808

(Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if changed Since Last Report)

Item 5.	Other Events.

As previously reported, on March 18, 2003, DIRECTV Latin America, LLC, a Delaware limited liability company of which Hughes Electronics Corporation (“Hughes”) owns approximately 75% of its equity interests (“DTVLA”), filed a voluntary petition for reorganization under chapter 11 of title 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). Since the commencement of such case, DTVLA has been operating its business as a “debtor-in-possession” pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.

On December 11, 2003, DTVLA announced that it had filed with the Bankruptcy Court (i) its Plan of Reorganization under chapter 11 of the Bankruptcy Code (the “Plan”) and (ii) its proposed Disclosure Statement pursuant to section 1125 of the Bankruptcy Code (the “Proposed Disclosure Statement”). A copy of the press release related to the announcement is attached hereto as Exhibit 99.1 and is incorporated herein by reference. A copy of the Plan is attached hereto as Exhibit 2.1 and a copy of the Proposed Disclosure Statement is attached hereto as Exhibit 2.2.

The Plan is supported by Hughes and DTVLA, and the official committee of DTVLA’s unsecured creditors (the “Creditors’ Committee”) has concluded that confirmation of the Plan is in the best interest of DTVLA’s creditors and is substantially better than any potential alternatives to the Plan. Accordingly, the Creditors’ Committee has endorsed the filing of the Plan. The Plan, however, is subject to confirmation by the Bankruptcy Court after notice and hearing and third parties will have an opportunity to object to the Plan. The Plan and Proposed Disclosure Statement are subject to change or amendment and such changes could be material.

The Plan contemplates that Hughes will provide exit financing to DTVLA pursuant to a credit facility, the final details of which are to be agreed to by DTVLA, Hughes and the Creditors’ Committee. This exit financing will be used by DTVLA to help fund its ongoing business operations upon emergence from the reorganization process and will replace its current debtor-in-possession (“DIP”) financing. The amount of financing (including the $300 million DIP financing previously approved by the Bankruptcy Court) which Hughes will commit to provide to DTVLA will not exceed $500 million in the aggregate. This financing is currently expected to be sufficient to fund the reorganized DTVLA to cash flow breakeven in 2005.

Under the Plan, Hughes will receive at least 80% of the equity of DTVLA upon its emergence from chapter 11 in consideration of its allowed claim for the DIP financing, as well as the contribution of assets to be made to the reorganized company and certain other claims. The remaining minority share of the equity of DTVLA will be issued to Darlene Investments, LLC (“Darlene”) in consideration of the contribution of assets by it to DTVLA as part of the Plan.

Hughes’ and Darlene’s contributions to DTVLA include the contribution of their respective ownership interests in local operating companies and related entities that market and sell DTVLA services and certain debts owed to them by such entities. This “roll-up,” which will

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occur at DTVLA’s emergence from chapter 11, will consolidate DTVLA’s ownership of the largest operating companies and is expected to simplify DTVLA’s corporate structure.

The Bankruptcy Code does not permit solicitation of acceptances or rejections of the Plan until the Bankruptcy Court approves the proposed disclosure statement relating to the Plan as providing adequate information of a kind, and in sufficient detail, as far as is reasonably practicable in light of the nature and history of the debtors and the condition of the debtors’ books and records, that would enable a hypothetical reasonable investor typical of the holder of claims or interests of the relevant class to make an informed judgment about the Plan. Accordingly, neither this announcement nor the exhibits filed herewith, are intended to be, nor should they be construed as, a solicitation for a vote on the Plan. DTVLA will emerge from chapter 11 if and when the Plan or any modification thereto receives the requisite approvals and is confirmed by the Bankruptcy Court.

Reorganization expense reported in Hughes’ consolidated statement of operations includes the costs incurred to file DTVLA’s chapter 11 petition, ongoing related legal and consulting costs, and other charges related to the reorganization. The resolution of the claims of various creditors would result in DTVLA recording a charge to reorganization expense in an amount that has not yet been determined but that could be material. Such charge may be recorded in the fourth quarter of 2003.

Cautionary Statement Regarding Forward-Looking Statements

This Report and the exhibits filed hereto may include “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. These forward-looking statements generally can be identified by use of statements that include phrases such as we “believe,” “expect,” “anticipate,” “intend,” “plan,” “foresee” or other similar words or phrases. Similarly, statements that describe the objectives, plans or goals of Hughes and DTVLA also are forward-looking statements. All of these forward-looking statements are subject to certain risks and uncertainties that could cause Hughes’ or DTVLA’s actual results to differ materially from those results expressed or implied by the relevant forward-looking statement. We refer you to Article XI in the Proposed Disclosure Statement, the section captioned “CERTAIN RISK FACTORS TO BE CONSIDERED,” for a discussion of important factors that could cause actual results to differ materially from those currently anticipated by Hughes or DTVLA and those risk factors are incorporated herein by reference. In addition, at such time as DTVLA solicits votes for acceptance of its plan of reorganization, there can be no assurance that such plan will receive the requisite votes for approval under the Bankruptcy Code and such plan or disclosure statement may be materially different than the terms of the Plan and Proposed Disclosure Statement.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

Exhibit No.	Exhibit

2.1	Plan of Reorganization

2.2	Proposed Disclosure Statement

99.1	DTVLA press release, dated December 11, 2003

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HUGHES ELECTRONICS CORPORATION

Date: December 11, 2003	By:	/s/ Larry D. Hunter

Name: Larry D. Hunter Title: Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Exhibit

2.1	Plan of Reorganization

2.2	Proposed Disclosure Statement

99.1	DTVLA press release, dated December 11, 2003